As filed with the Securities and Exchange Commission on February 1, 2019

Registration No. 333-228455

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON

FORM S-8 TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Union Bankshares Corporation

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1598552
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Access National Corporation 2017 Equity Compensation Plan

Access National Corporation 2009 Stock Option Plan

(Full Title of the Plan)

John C. Asbury

President and Chief Executive Officer

Union Bankshares Corporation

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount Of Registration Fee (3)
Common Stock, par value $1.33 per share	448,750(2)	N/A	N/A	N/A

(1)	This Form S-8 covers shares of Union Bankshares Corporation (the “Registrant”) common stock, par value $1.33 per share (“Registrant Common Stock”) to be registered in connection with equity awards previously granted under the Access National Corporation 2017 Equity Compensation Plan (the “Access 2017 Plan”) and the Access National Corporation 2009 Stock Option Plan (together with the Access 2017 Plan, the “Access Plans”), each of which was assumed by the Registrant in connection with the Registrant’s acquisition of Access National Corporation, which was consummated on February 1, 2019.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant Common Stock which become issuable under the Access Plans pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of outstanding shares of Registrant Common Stock.
(3)	These shares of Registrant Common Stock were registered under the Registration Statement on Form S-4 (File No. 333-228455), filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2018, as amended on December 10, 2018, and declared effective by the Commission on December 12, 2018 (the “Form S-4”). All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4.

EXPLANATORY NOTE

The Registrant hereby amends its Registration Statement on Form S-4 (File No. 333-228455), filed with the Commission on November 16, 2018, as amended on December 10, 2018, and declared effective by the Commission on December 12, 2018 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”). The Form S-4, as amended by this Post-Effective Amendment No. 1, is referred to as the “Registration Statement.” The Registrant filed the Form S-4 in connection with the merger of Access National Corporation, a Virginia corporation (“Access”), with and into the Registrant, with the Registrant as the surviving corporation (the “Merger”). This Post-Effective Amendment No. 1 relates to shares of Registrant Common Stock originally registered on the Form S-4 that may be issued in connection with equity awards (“Access Awards”) previously granted under the Access Plans, which Access Awards were assumed by the Registrant in connection with the Merger, which was consummated on February 1, 2019. At the effective time of the Merger, each outstanding Access Award was converted into a corresponding award with respect to Registrant Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	In accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8, the information required by this Part I of Form S-8 is not and will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 filed with the Commission on February 27, 2018, and containing audited financial statements for the registrant’s latest fiscal year.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 9, 2018, for the quarter ended June 30, 2018, filed with the Commission on August 7, 2018 and for the quarter ended September 30, 2018, filed with the Commission on November 6, 2018.

(c)	The Registrant’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on January 2, 2018, January 3, 2018, January 23, 2018 (only with respect to information filed under item 8.01), January 23, 2018, January 26, 2018, April 2, 2018, April 3, 2018, May 3, 2018, May 4, 2018 (only with respect to information filed under items 5.02 and 9.01), May 23, 2018, June 26, 2018 (only with respect to information filed under item 5.02), July 5, 2018 (only with respect to information filed under items 8.01 and 9.01), July 19, 2018, September 11, 2018, September 12, 2018, September 27, 2018, October 5, 2018 (only with respect to information filed under items 8.01 and 9.01), October 5, 2018, October 5, 2018, October 9, 2018, October 25, 2018, November 13, 2018 (only with respect to information filed under item 8.01), November 16, 2018, January 8, 2019, January 11, 2019, January 15, 2019, January 24, 2019, January 31, 2019 and February 1, 2019 (other than those portions of the documents or information deemed to be furnished and not filed).

(d)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

(e)	The description of Registrant Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on July 2, 1999 (incorporated by reference from the Registrant’s registration statement on Form S-4 (File No. 333-49563), originally filed on April 7, 1998) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement, including any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the Registrant Common Stock to be issued in connection with the Merger will be passed upon for the Registrant by Rachael R. Lape, Senior Vice President, General Counsel and Corporate Secretary of the Registrant. As of February 1, 2019, Ms. Lape held 1,789 shares of Registrant Common Stock and 1,685 shares of Registrant Common Stock subject to unvested restricted stock awards.

Item 6.	Indemnification of Directors and Officers

The laws of the Commonwealth of Virginia pursuant to which the Registrant is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Registrant, as amended to date (the “Union articles of incorporation”), provide that, to the full extent permitted by the Virginia Stock Corporation Act (the “VSCA”), the Registrant is required to indemnify a director or officer against liabilities, fines, penalties and claims imposed upon or asserted against him or her (including amounts paid in settlement) by reason of having been a director or officer and against all expenses (including counsel fees) reasonably incurred in connection therewith, except in relation to matters in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law in his performance of his duty as such director or officer.

The Registrant has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (i) the directors and officers of the Registrant against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Registrant and (ii) the Registrant to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

The VSCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of a director or officer will not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Union articles of incorporation eliminate the personal liability of directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Union Bankshares Corporation, as amended April 25, 2014 (incorporated by reference to Exhibit 3.1 to Union Bankshares Corporation’s Current Report on Form 8-K filed on April 29, 2014).

3.2	Bylaws of Union Bankshares Corporation, as amended January 21, 2017 (incorporated by reference to Exhibit 3.02 to Union Bankshares Corporation’s Annual Report on Form 10-K filed on February 28, 2017).

4.1	Specimen certificate of Union Bankshares Corporation common stock (incorporated by reference to Exhibit 4.1 to Union Bankshares Corporation’s Registration Statement on Form S-4 filed on August 16, 2017).

4.2	Access National Corporation 2017 Equity Compensation Plan (incorporated by reference to Exhibit 10.18 to Access National Corporation’s Current Report on Form 8-K filed on November 1, 2017).

4.3	Access National Corporation 2009 Stock Option Plan (incorporated by reference to Appendix A to the Access National Corporation’s Proxy Statement filed on April 15, 2009).

*5.1	Opinion of Rachael R. Lape, Senior Vice President, General Counsel and Corporate Secretary of Union Bankshares Corporation, regarding the legality of the securities being registered.

*15.1	Acknowledgement of Ernst & Young LLP, Union Bankshares Corporation’s independent registered accounting firm.

*23.1	Consent of Ernst & Young LLP, Union Bankshares Corporation’s independent registered accounting firm.

*23.2	Consent of KPMG LLP, Xenith Bankshares, Inc.’s independent registered accounting firm.

*23.3	Consent of BDO USA, LLP, Access National Corporation’s independent registered accounting firm.

*23.4	Consent of Yount, Hyde & Barbour, P.C., Middleburg Financial Corporation’s independent registered accounting firm.

*23.5	Consent of Rachael R. Lape, Senior Vice President, General Counsel and Corporate Secretary of Union Bankshares Corporation (contained in the opinion filed as Exhibit 5.1).

**24.1	Powers of Attorney (contained on signature page to the Registrant’s Registration Statement on Form S-4 (File No. 333-228455) filed on November 16, 2018, to which this is Post-Effective Amendment No. 1 on Form S-8).

*	Filed herewith.
**	Previously filed.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on February 1, 2019.

UNION BANKSHARES CORPORATION

By:	/s/ John C. Asbury
Name:	John C. Asbury
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Asbury	President and Chief Executive Officer,	February 1, 2019
John C. Asbury	(Principal Executive Officer)

/s/ Robert M. Gorman	Executive Vice President and Chief Financial Officer	February 1, 2019
Robert M. Gorman	(Principal Financial and Accounting Officer)

*	Chairman and Director	February 1, 2019
Raymond D. Smoot, Jr.

*	Vice Chairman and Director	February 1, 2019
Ronald L. Tillett

*	Director	February 1, 2019
L. Bradford Armstrong

*	Director	February 1, 2019
Glen C. Combs

*	Director	February 1, 2019
Patrick E. Corbin

*	Director	February 1, 2019
Beverly E. Dalton

*	Director	February 1, 2019
Gregory L. Fisher

*	Director	February 1, 2019
Daniel I. Hansen

*	Director	February 1, 2019
Jan S. Hoover

*	Director	February 1, 2019
Patrick J. McCann

*	Director	February 1, 2019
W. Tayloe Murphy, Jr.

*	Director	February 1, 2019
Alan W. Myers

*	Director	February 1, 2019
Thomas P. Rohman

*	Director	February 1, 2019
Linda V. Schreiner

*	Director	February 1, 2019
Thomas G. Snead, Jr.

*	Director	February 1, 2019
Keith L. Wampler

*	Director	February 1, 2019
F. Blair Wimbush

*By: /s/ John C. Asbury_______________
John C. Asbury
Attorney-in-Fact